Date of Prospectus Reviewed: ______________

RESET FORM

MACKENZIE Realty Capital

Subscription Agreement

The undersigned hereby tenders this subscription and applies for the purchase of the dollar amount of shares of common stock (the "Shares") of MacKenzie Realty Capital, Inc. (sometimes referred to herein as the "Company"), set forth below.

1. Investment

Subscription Amount $ ______________

☐ Initial Investment ($5,000 minimum)
☐ Additional Investment ($500 minimum) *(complete all sections except 2 and 4)*

ONLY CHECK ONE OF THESE IF NO COMMISSIONS ARE TO BE PAID ON PURCHASE

(**Optional**) for purchases without selling commissions, please designate below, if applicable:

☐ Registered Investment Adviser
☐ Wrap Fee Arrangement at your Broker-Dealer*
☐ Other Net of Commission Purchase (specify: ______________)

*Not all broker-dealers are eligible for advisory business; please confirm with the dealer manager

The Company offers a volume discount to investors who purchase more than $250,000 worth of the Shares through the same selected broker-dealer in the offering. To qualify for a volume discount as a result of multiple purchases of Shares, the investor must use the same selected broker-dealer and must check the "Additional Investment" box above. In the event the investor wishes to have his/her/its order combined with others as a "single purchaser," as defined in the Prospectus, the investor must check the appropriate box above, and indicate below the basis for the discount as a "single purchaser."

If investor wishes to have his/her/its order combined with others as a "single purchaser" for the purposes of qualifying for a volume discount, please check the appropriate box below indicating the basis for the discount. Investor is:

☐ a corporation, partnership, association, joint-stock company, trust fund, or any organized group of persons, whether incorporated or not
☐ an employees' trust, pension, profit-sharing, or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code
☐ all commingled trust funds maintained by a single bank.

OR

☐ Investor wishes to combine his/her order with another subscriber who is his spouse, their children under the age of 21, and all pension or trust funds established by each such individual, whose name(s) must be identified in the line below:

Name(s): ______________

2. Ownership *(Select only one)*

☐ **Individual (non-qualified)** *(one signature)*
☐ **Community Property** *(all parties must sign)*
☐ **Qualified Pension/Profit Sharing Plan** *(include Plan Documents)*
☐ **Corporation** *(include Corporate Resolution; authorized signature)*
☐ **Joint Tenants with Rights of Survivorship** *(all parties must sign)*
☐ **Tenants in Common** *(all parties must sign)*
☐ **IRA (Traditional or Roth)** *(Custodian signature required)*
☐ **Partnership/LLC/LP** *(include Partnership Agreement; authorized signature)*
☐ **UGMA: State of** ______ *(custodian signature required)*
☐ **UTMA: State of** ______ *(custodian signature required)*
☐ **Trust** *(include title and signature page)*
☐ **Other** *(specify and include title and signature pages)*

3. Investor Information *(Please print)*

Individual/Beneficial Owner ______________ *(first, middle, last)* ______________ *email address*

SSN/Tax ID # ______________ Country of Citizenship ______________ Contact Phone # ______________

Mailing Address ______________ *(street)* ______________ *(city/state)* ______________ *(zip)* Date of Birth ______________ *(mm/dd/yyyy)*

(You must include a permanent street address, if your mailing address is a P.O. Box)

Permanent Address ______________ *(street)* ______________ *(city/state)* ______________ *(zip)*

Joint or Beneficial Owner ______________ *(first, middle, last)* ______________ *email address*

SSN/Tax ID # ______________ Country of Citizenship ______________ Contact Phone # ______________

Mailing Address ______________ *(street)* ______________ *(city/state)* ______________ *(zip)* Date of Birth ______________ *(mm/dd/yyyy)*

(You must include a permanent street address, even if your mailing address is a P.O. Box)

Permanent Address ______________ *(street)* ______________ *(city/state)* ______________ *(zip)*

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3. Investor Information *(continued; if applicable)*

Trust or Custodian Information

Name of Trust or Custodian ______________________ Date of Trust ______________ *(mm/dd/yyyy)*

Address ______________ *(street)* ______________ *(city/state)* ______ *(zip)*

(You must include a permanent street address even if your mailing address is a P.O. Box)

Phone ______________ Email ______________

Trustee(s) or Custodian ______________ Custodian Tax ID ______________

Beneficial Owner(s) ______________ Social Security # ______________

Beneficial Owner(s) Address ______________ *(street)* ______________ *(city/state)* ______ *(zip)* DOB ______ *(mm/dd/yyyy)*

Custodial Account Number ______________

Corporation/Partnership/Other

Entity Name ______________________ Date of Entity Formation ______________ *(mm/dd/yyyy)*

Address ______________ *(street)* ______________ *(city/state)* ______ *(zip)*

(You must include a permanent street address even if your mailing address is a P.O. Box)

Entity Type ______________ If corporation ☐ C Corp ☐ S Corp Tax ID ______________

Officer(s), General Partner or Authorized Person(s) ______________

4. Dividend Reinvestment Plan

I hereby elect the dividend option indicated below:

☐ I choose to participate in the Company's Dividend Reinvestment Plan.

☐ I choose to have dividends deposited in a checking, savings or brokerage account. (Complete information below.)

☐ I choose to have dividends sent to the address in section 3. (Cash dividends for custodial and brokerage accounts will be sent to the custodian of record.)

☐ I choose to have dividends mailed to me at the following address:

____

____

____

I agree, if I elect to have my dividends reinvested pursuant to the Company's Dividend Reinvestment Plan, to notify the Company and the broker-dealer named in this Subscription Agreement in writing if at any time I am unable to make any of the representations and warranties set forth in the prospectus, as supplemented, and this Subscription Agreement, including but not limited to the representations and warranties contained in Section 6 below. This requirement will expire once my Shares are "covered securities" by virtue of them being listed on a national securities exchange.

I authorize the Company or its agent to deposit my dividends to the account indicated below. This authority will remain in force until I notify the Company in writing to cancel it. In the event that the Company deposits funds erroneously into my account, the Company is authorized to debit my account for the amount of the erroneous deposit. I also hereby acknowledge that funds and/or Shares in my account may be subject to applicable abandoned property, escheat or similar laws and may be transferred to the appropriate governmental authority in accordance with such laws, including as a result of account inactivity for the period of time specified in such laws or otherwise. None of the Company, its affiliates, its agents or any other person shall be liable for any property delivered in good faith to a governmental authority pursuant to applicable abandoned property, escheat or similar laws. *I acknowledge that dividends may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Company for investment. Any capital returned to stockholders through dividends will be made after payment of fees and expenses.*

Banking Information for Direct Deposit of Dividends:

Name of Financial Institution ______________ Account Type ______________

Mailing Address ______________ (street) ______________ (city/state) ______ (zip)

ABA Routing Number (if applicable) ______________

Account Number ______________

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5. Electronic Delivery of Documents *(You will not receive paper mailings)*

☐ In lieu of receiving documents by mail, I authorize the Company to make available on its website at *www.mackenzierealty.com* its quarterly reports, annual reports, tender offer materials, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any investment or marketing updates, and to notify me via e-mail when such reports or updates are available. (Any investor who elects this option must provide an e-mail address below and ensure that the Company has a current e-mail address for as long as he or she owns Shares.)

E-mail Address ______________________________ Initials ______________________

6. Subscriber Representations

Please carefully read and separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on our behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

	Owner (initials)	Joint Owner (initials)
a. I(we) acknowledge that no United States federal or state agency or agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of the offering and sale of the Shares. I(we) acknowledge that there are tax consequences associated with an investment in the Shares, and I(we) have had the opportunity to discuss such consequences with my (our) own adviser. I(we) acknowledge that an investment in the Shares is highly speculative and that the Company can provide no assurances that the Shares will retain any of their value.		
b. I(we) certify that I(we) have either: (1) a minimum annual gross income of $70,000, and a minimum net worth of $70,000; or (2) a minimum net worth of $250,000. Net worth is determined exclusive of home, home furnishings, and automobiles.		
c. I (we) have no intention of selling, granting any participation in, or otherwise distributing or disposing of any Shares, nor do I(we) intend to subdivide the Shares with any person.		
d. I(we) acknowledge that the Shares are not liquid, that the Company's Articles of Incorporation limit my (our) ability to transfer the Shares, and that there is no established public market, nor does the Company expect a public market to develop in the foreseeable future, for the sale of the Shares. I(we) acknowledge that I(we) will be required to hold the Shares and bear the risk of investment in the Shares for an indefinite time.		
e. If I am (we are) a resident of **Idaho**, I(we) certify that I(we) have either (i) a minimum annual gross income of $85,000 and a minimum liquid net worth of $85,000; or (ii) a minimum liquid net worth of $300,000. Additionally, my (our) aggregate investment in Shares of the Issuer does not exceed 10% of my (our) liquid net worth (cash, cash equivalents, including asssets that may be convertible to cash within one year).		
f. If I am (we are) a resident of **Iowa**, I(we) certify that I(we) have either (i) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (ii) a minimum net worth of $350,000. Additionally, my (our) aggregate investment in Shares of the Issuer, affiliates of the Issuer, and in other non-traded direct participation programs does not exceed 10% of my (our) liquid net worth (cash, cash equivalents and readily marketable securities).		
g. If I am (we are) a resident of **Kansas**, I (we) hereby acknowledge that the Office of the Kansas Securities Commissioner recommends that Kansas investors limit their aggregate investment in the Shares and other non-traded business development companies to not more than 10% of their liquid net worth. For these purposes, liquid net worth is that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with Generally Acceptable Accounting Principles.		
h. If I am (we are) a resident of **Kentucky**, I (we) certify that I (we) have either (i) a minimum annual gross income of $85,000 and a minimum net worth of $85,000 (as defined by the North American Securities Administrators Association Omnibus Guidelines); or (ii) a minimum net worth alone of $300,000. Additionally, my (our) aggregate investment in Shares of the Issuer does not exceed 10% of my (our) liquid net worth.		
i. If I am (we are) a resident of **Maine**, we hereby acknowledge that the Maine Office of Securities recommends that an investor's aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is that portion of net worth that consists of cash, cash equivalents and readily marketable securities.		
j. If I am (we are) a resident of **Massachusetts**, I(we) certify that my (our) aggregate investment in Shares of the Issuer and in other non-traded direct participation programs does not exceed 10% of my (our) liquid net worth (assets minus liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.		
k. If I am (we are) a resident of **Michigan**, I(we) certify that the total amount I am (we are) investing in the Company does not exceed 10% of my (our) liquid net worth (cash, cash equivalents and readily marketable securities).		
l. If I am (we are) a resident of **Missouri**, I(we) certify that the total amount of Share purchases in the Company does not exceed 10% of my (our) liquid net worth.		

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	Owner (initials)	Joint Owner (initials)
m. If I am (we are) a resident of **Nebraska**, I (we) certify that I (we) have (i) either (a) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $100,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $350,000; and (ii) my (our) Share purchases in this offering and in the securities of other non-publicly traded direct participation programs will not exceed 10% of my (our) net worth.		
n. If I am (we are) a resident of **New Jersey**, I (we) certify that I (we) have either (i) minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, I (we) certify that my (our) total investment in the Company, the Company's affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federal and state exempt private offerings) may not exceed ten percent (10%) of my (our) liquid net worth.		
o. If I am (we are) a resident of **New Jersey**, I (we) acknowledge the following: **New Jersey** investors are advised that the shares will, with limited exceptions, be subject to upfront selling commissions and/or dealer manager fees of up to 8.1% and 1.9%, respectively, and an additional 3% portfolio structuring fee (for a maximum aggregate amount of 13%) which will reduce the amount of the purchase price that is available for investment; the per share purchase price may to be greater than the estimated value per share that will be reflected on my account statement relating to appraised value guidelines. The estimated value could also be higher than the purchase price.		
p. "If I am (we are) a resident of **New Mexico**, I (we) acknowledge that it is unsuitable for my (our) aggregate investment in Shares of the Issuer, affiliates of the Issuer, and in other non-traded business development programs and non-traded real estate investment trusts to exceed ten percent (10%) of my (our) liquid net worth. For these purposes, "liquid net worth" is defined as that portion of total net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities."		
q. If I am (we are) a resident of **Oklahoma** or **Oregon**, I (we) certify the my (our) purchase of Shares in this offering does not exceed 10% of my (our) net worth.		
r. If I am (we are) a resident of **Ohio**, I (we) acknowledge that it is unsuitable for my (our) aggregate investment in Shares of the Issuer, affiliates of the Issuer, and in other non-traded business development programs and non-traded real estate investment trusts to exceed ten percent (10%) of my (our) net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is compromised of cash, cash equivalents, and readily marketable securities.		
s. If I am (we are) a resident of **Tennessee**, I (we) certify that I (we) have either (i) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (ii) a minimum net worth of $500,000. Additionally, my (our) purchase of Shares does not exceed 10% of my (our) liquid net worth, and I (we) must purchase at least 250 Shares (invest at least $2,500).		
t. If I am (we are) a resident of **Texas**, I (we) certify that I (we) have either (i) a minimum annual gross income of $100,000 and a minimum net worth of $100,000; or (ii) a minimum net worth of $250,000. Additionally, my (our) Share purchases does not exceed 10% of my (our) net worth.		
u. If I am (we are) a resident of **Vermont**, I (we) certify that either (i) I am (we are) an "accredited investor" within the meaning of federal securities laws (17 C.F.R. §230.501), or (ii) that my (our) total investment in this offering does not exceed 10% of my (our) liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities.		

7. Important Information *(Rights, Certifications, Authorizations)*

Substitute IRS Form W-9 Certification:

I (we) declare that the information supplied in this subscription agreement is true and correct and may be relied upon by the Company in connection with my (our) investment in the Company. Under penalties of perjury, each investor signing below certifies that (1) the number shown in the Investor Social Security Number/Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a non-resident alien). NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Other acknowledgments:

By signing below, you hereby acknowledge receipt of the Prospectus of the Company relating to the Shares for which you have subscribed, as supplemented and amended through the date hereof (as so supplemented and amended, the "Prospectus"), not less than five (5) business days prior to the signing of this Subscription Agreement. The Prospectus is available at www.sec.gov. You are encouraged to read the Prospectus carefully before making any investment decisions.

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You agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. You agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. You acknowledge that you will receive a confirmation of your purchase, subject to acceptance by the Company, within 15 days from the date your subscription is received and accepted, and that the sale of Shares pursuant to this subscription agreement will not be effective until at least five business days after the date you have received a final Prospectus.

By signing below, you also acknowledge that you have been advised that the assignability and transferability of the Shares is restricted and governed by the terms of the Prospectus; there are risks associated with an investment in the Shares and you should rely only on the information contained in the Prospectus and not on any other information or representations from other sources; and you should not invest in the Shares unless you have an adequate means of providing for your current needs and personal contingencies and have no need for liquidity in this investment.

The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and Social Security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. You further agree that the Company may discuss your personal information and your investment in the Shares at any time with your then current financial adviser. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account. You also acknowledge that you are not a "Government Entity" as defined in Rule 206(4)-5(f)(5) of the Investment Advisers Act of 1940.

By signing below, you also acknowledge that any capital returned to stockholders through distributions will be distributed after payment of fees and expenses. You also acknowledge that the Company may suspend or terminate its share repurchase program at any time.

Investing in the Company's common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of investment. See "Risk Factors" beginning on page 13 of the Prospectus of the Company to read about the risks you should consider before buying shares of the Company's common stock, including the risk of leverage.

- You should not expect to be able to sell your shares regardless of how the Company performs; and if you are able to sell your shares, you will likely receive less than your purchase price.
- The Company does not intend to list its shares on any securities exchange for 8 years after completion of this offering, and the Company does not expect a secondary market in the shares to develop.
- The Company has a share repurchase program, but it does not expect to repurchase more than 5% of the shares that were outstanding in the prior year on average. In addition, any such repurchases will be at a 10% discount to the current offering price in effect on the date of repurchase (for 2 years after the close of the offering, increasing thereafter).
- Distributions are not guaranteed, and the Company is permitted to return a limited amount of its capital, or borrow, to fund distributions (though the Company intends to do neither).
- You should consider that you may not have access to the money you invest for an indefinite period of time.
- An investment in the Company's shares is not suitable for you if you need access to the money you invest. See the "Share Repurchase Program" and "Suitability of Stockholders" sections in the Prospectus of the Company.
- Because you will be unable to sell your shares, you will be unable to reduce your exposure on any market downturn unless and until the Company lists the shares.

Owner or Authorized Person *(Print Name)*	Owner or Authorized Person *(Print Name)*
Owner or Authorized Person Signature	Owner or Authorized Person Signature
Date *(mm/dd/yyyy)*	**Date** *(mm/dd/yyyy)*

Custodian Name [if applicable] *(Print Name)*	Custodian Signature [if applicable]
Date *(mm/dd/yyyy)*	

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8. Financial Adviser

The undersigned confirm on behalf of the Broker-Dealer or Registered Investment Advisor that they (i) are registered in the state in which the sale of the Shares to the investor executing this Subscription Agreement has been made and that the offering of the Shares is registered for sale in such state; (ii) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) have discussed such investor's prospective purchase of Shares with such investor; (iv) have advised such investor of all pertinent facts with regard to the fundamental risks of the investment, including the lack of liquidity and marketability of the Shares; (v) have delivered a current Prospectus and related supplements, if any, to such investor; (vi) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vii) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that the undersigned will obtain and retain records relating to such investor's suitability for a period of six years, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and that such investor has an acknowledgeing of the fundamental risks of the investment, the background and qualifications of the persons managing the Company and the tax consequences of purchasing and owning Shares. The undersigned Financial Adviser further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

A) Registered Representative

Name

Address

City State ZIP

Phone CRD#

Email Name of Broker/Dealer

or

B) Registered Investment Adviser

Name

Address

City State ZIP

Phone IARD#

Email Name of Clearing Firm

Financial Adviser Signatures

Signature of Registered or RA Representative

Signature of B/D or Clearing Firm

9. Investment Instructions

☐ **Custodial Accounts**
Forward Subscription Agreement to the custodian

☐ **By Wire Transfer**
Summit Bank, ABA Routing # 121138958
MacKenzie Realty Capital, Inc.,
Account #122003452
Beneficial Owner(s) – include in memo field

☐ **By Mail:**
Checks should be made payable to "MacKenzie Realty Capital, Inc."

Regular Mail or Express/Overnight Delivery
1640 School Street
Moraga, CA 94556

☐ **Payment to be sent uder separate cover**

Additional Information

APPENDIX A TO SUBSCRIPTION AGREEMENT
NOTICE TO STOCKHOLDER OF ISSUANCE OF
UNCERTIFICATED SHARES OF COMMON STOCK
Containing the Information Required by Section 2-211 of the
Maryland General Corporation Law

To: Stockholder
From: MacKenzie Realty Capital, Inc.

Shares of Common Stock, $0.001 par value per share

MacKenzie Realty Capital, Inc., a Maryland corporation (the "Corporation"), is issuing to you, subject to acceptance by the Corporation, the number of shares of its common stock (the "Shares") that correspond to the dollar amount of your subscription as set forth in your subscription agreement with the Corporation. The Shares do not have physical certificates. Instead, the Shares are recorded on the books and records of the Corporation, and this notice is given to you of certain information relating to the Shares. All capitalized terms not defined herein have the meanings set forth in the Corporation's Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

The Corporation has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Corporation will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to certain restrictions on ownership and transferability, the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, terms and conditions of redemption of the shares of each class of stock which the Corporation has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Corporation at its principal office

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